        As filed with the Securities and Exchange Commission on March 19, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 -----------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                                   ON FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 -----------

                             COTELLIGENT GROUP, INC.
             (Exact name of registrant as specified in its charter)

----------------------- -------------------------------- --------------------

       Delaware                      7379                      94-3173918
   (State or other            (Primary Standard              (I.R.S. Employer
     jurisdiction           Industrial Classification     Identification Number)
   of incorporation or            Code Number)
      organization)
----------------------- -------------------------------- ---------------------

                        101 California Street, Suite 2050
                         San Francisco, California 94111
                                 (415) 439-6400

                     (Address,   including  zip  code,   and
                 telephone  number,  including  area  code,  of
                    registrant's principal executive offices)
                                -----------

                                James R. Lavelle
                Chairman of the Board and Chief Executive Officer
                             Cotelligent Group, Inc.
                        101 California Street, Suite 2050
                         San Francisco, California 94111
                                (415) 439-6400


                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                                -----------

                                  Copy to:

                           Daniel E. Jackson, Esq.
                           Cotelligent Group, Inc.
                       101 California Street, Suite 2050
                        San Francisco, California 94111
                                (415) 439-6400
                                 -----------

                Approximate  date of  commencement of proposed
               sale to the public:  From time to time after this
                  registration statement becomes effective.

                                -----------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X


         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. o

                               -----------


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


   PROSPECTUS
                                     SUBJECT TO COMPLETION, DATED MARCH 18, 1997


                              3,500,000 Shares

                             COTELLIGENT GROUP, INC.

                                Common Stock



                  This Prospectus covers 3,500,000 shares of common stock, $.01 par value (the "Common Stock"), which may be offered and issued by Cotelligent Group, Inc. (the "Company") from time to time in connection with the merger with or acquisition by the Company of other businesses or assets, and which may be reserved for issuance pursuant to, or offered and issued upon exercise or conversion of, warrants, options, convertible notes or other similar instruments issued by the Company from time to time in connection with any such merger or acquisition.

                  It is expected that the terms of acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to market prices current either at the time the terms of a merger or acquisition are agreed upon or at or about the time of delivery of shares. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

                  The Common Stock is included for quotation on the Nasdaq National Market. On March 14, 1997, the closing price of the Common Stock on the Nasdaq National Market was $17.50 per share as published in The Wall Street Journal on March 17, 1997.

                  All expenses of this offering will be paid by the Company. The Company is a Delaware corporation and all references herein to the Company refer to the Company and its subsidiaries. The executive offices of the Company are located at 101 California Street, Suite 2050, San Francisco, California 94111 and its telephone number is (415) 439-6400.

                  The Common Stock offered hereby invokes a high degree of risk. See "Risk Factors" commencing on page 6 hereof.



       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
           AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                   THIS PROSPECTUS. ANY REPRESENTATION TO THE
                         CONTRARY IS A CRIMINAL OFFENSE.


                   The date of this Prospectus is March 19, 1997

-------------------------------------------------------------------------------
         This Prospectus incorporates documents by reference which are not presented herein or delivered herewith. These documents are available upon request from Cotelligent Group, Inc., 101 California Street, Suite 2050,
San  Francisco,  California  94111  (telephone  number (415)  439-6400)
Attention: Secretary. In order to ensure timely delivery of the documents, any request should be made by a date which is five business days prior to the date on which the final investment decision must be made. See "Incorporation of Certain Documents by Reference."
-------------------------------------------------------------------------------




                         AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W. Plaza, Washington, D.C. 20549. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

         The Common Stock is listed on the Nasdaq National Market. Proxy statements and other information concerning the Company can also be inspected at the offices of the Nasdaq National Market, 1735 K Street, Washington D.C. 20006.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the Company's fiscal year ended March 31, 1996;

         2. The Company's Quarterly Reports for the fiscal quarters ended June 30, 1996, September 30, 1996 and December 31, 1996, as filed with the Commission on August 15, 1996, November 14, 1996 (as amended on November 15, 1996) and February 14, 1997, respectively;

         3. The Company's Current Reports on Form 8-K as filed with the commission on July 12, 1996 (as amended on Form 8-K/A on September 11, 1996), August 26, 1996, October 15, 1996 (as
                  amended on Form 8-K/A on December 12, 1996), November 25, 1996, December 11, 1996 (as amended on Form 8-K/A on February 10, 1997) and March 17, 1997; and

         4. The description of the Company's Common Stock registered under the Exchange Act contained in the Company's Registration Statement on Form 8-A as filed with the Commission on December 20, 1995 (as amended on February 6, 1996).

         All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated herein by reference. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in a prospectus supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to Cotelligent Group, Inc., 101 California Street, Suite 2050, San Francisco, California 94111, Attention: Secretary. Telephone requests may be directed to the Company's Secretary at (415) 439-6400.


                          THE COMPANY

                  Cotelligent Group, Inc. is a software professional services firm providing information technology ("IT") consultants on a contract basis and consulting and outsourcing services to businesses with complex IT operations. The Company operates offices in 18 metropolitan areas including Boston,
Cleveland, Dallas, Denver, Minneapolis, New York, Pittsburgh, San Francisco/Silicon Valley and Seattle. Supplementing its full-time technical staff of approximately 1,500 with a database of over 100,000 technical consultants, the Company provides its clients with highly-qualified IT professionals who are proficient in a wide variety of hardware and software platforms. Cotelligent's technical consultants are primarily billed on a time and materials basis and offer clients specialized expertise in applications design, programming, development and maintenance, client/server design and development, systems software design, systems engineering and integration and intranet/internetworking. At December 31, 1996, the Company's technical consultants were providing services to approximately 550 clients in a broad range of industries.

                  The Company's goal is to be a leading nationwide provider of IT consultants on a contract basis and consulting and outsourcing services. To accomplish this goal, the Company has implemented a growth strategy consisting of two distinct components. First, the Company has adopted a strategy for internal growth by: (i) creating an infrastructure to recruit and retain qualified technical consultants; (ii) fostering an environment in which knowledge, expertise and information is shared on a Company-wide basis, allowing successful strategies to be implemented at various operating locations; (iii)
leveraging its local client relationships in a coordinated effort to provide services on a national scope to its larger accounts; and (iv) pursuing strategic alliances with nationally established technology companies such as Microsoft Corporation, through which the Company will enhance its technical support capabilities and strengthen certain of its key business relationships. As the second part of its growth strategy, the Company intends to broaden the geographic scope of its operations by acquiring established firms that offer complementary IT consulting services in new or existing regions and will expand the depth and breadth of services provided to clients. The Company's acquisition strategy is based on a philosophy to: (a) purchase local or regional IT consulting services firms with successful, proven operating models; (b) allow the operations to remain in place, rather than converting the acquisition to a standardized national business model; and (c) improve the acquired company's profitability by passing on the operating and financial benefits associated with national firm status. The Company believes that this philosophy differentiates Cotelligent from other potential acquirors and is attractive to acquisition candidates who wish to preserve their corporate culture. The Company also believes that this acquisition strategy will allow it to secure assignments from clients seeking to do business with national IT consulting services firms, as well as regional businesses seeking local relationships.

                  In February 1996, the Company acquired, simultaneously with the closing of its initial public offering (the "IPO"), four established providers (the "Founding Companies") of IT consulting services to serve as a foundation to execute its growth strategy. Since the IPO, the Company has acquired eight additional IT consulting services firms which have strengthened the Company's operations by diversifying its base of Fortune 1000 clients in different geographic markets and by increasing the range and mix of IT consulting services offered by the Company.


                         RECENT ACQUISITIONS

                  Pursuant to its business strategy, the Company has acquired eight IT consulting services businesses (collectively, the "Subsequent Acquisitions") in its fiscal year commencing April 1, 1996. These acquisitions have expanded the Company's national presence, broadened its nationwide resource pool and client base and increased the Company's capabilities and expertise by providing an increased range and mix of IT consulting services. Certain information relating to these acquisitions is summarized in the following table:



ACQUIRED COMPANY                             ACQUISITION                  LOCATIONS                  NUMBER OF
                                                DATE                                               CONSULTANTS AT
                                                                                                 DECEMBER 31, 1996
---------------------------------------- -------------------- ---------------------------------- -------------------
ESP Software Services, Inc.              June 28, 1996        Minneapolis, MN                           139


INNOVA Solutions, Inc.                   June 28, 1996        Dallas, TX, St. Louis, MO                 136


JasTech, Inc. and JasTech of             September 30, 1996   Cleveland, OH, Ft. Lauderdale, FL          97
Florida, Inc.


Data Processing Professionals, Inc.      October 7, 1996      St. Louis, MO                              32


Pittsburgh Business Consultants, Inc.    November 27, 1996    Pittsburgh, PA, Denver, CO,               329
                                                              Cedar Rapids, IA, San Diego, CA,
                                                              Colorado Springs, CO


Consulting Services Division of Daleen   November 29, 1996    Boca  Raton, FL                            12
     Technologies


United Data Processing, Inc.             February 10, 1997    Portland, OR                               50


TRC Computers, Inc.                      February 10, 1997    San Jose, CA, Los Angeles, CA              37




                             RISK FACTORS

     Prospective investors should carefully consider the following risk factors, in addition to the other information contained in this Prospectus, in evaluating an investment in the shares of Common Stock offered hereby. This Prospectus contains certain statements of a forward-looking nature relating to future events or the future financial performance of the Company. Prospective investors are cautioned that such statements are only predictions and that actual events or results may differ materially. In evaluating such statements, prospective investors should specifically consider the various factors identified in this Prospectus, including the matters set forth below, which could cause actual results to differ materially from those indicated by such forward-looking statements.

Absence of Combined Operating History

                  Cotelligent was founded in February 1993 and generated no revenue prior to the consummation of the IPO. Simultaneously with the closing of the IPO, Cotelligent acquired the Founding Companies. Prior to the consummation of the IPO, the Founding Companies operated as separate independent entities. Since the IPO, the Company has acquired the Subsequent Acquisitions (collectively, the Founding Companies and the Subsequent Acquisitions are referred to as the "Member Firms.") There can be no assurance that the Company will be able to integrate the Member Firms on an economic or operational basis. The Company's management group has been assembled only recently, and there can be no assurance that the management group will be able to oversee the combined entity and effectively implement the Company's business strategy. The combined historical financial results of the Company cover periods when the Member Firms and Cotelligent were not under common control or management and as such may not be indicative of the Company's future financial or operating results. An inability of the Company to integrate the Member Firms would have a material adverse effect on the Company's business, financial condition and results of operations.

Dependence on Availability of Qualified Technical Consultants

                  The Company is dependent upon its ability to attract, hire and retain technical consultants who possess the skills and experience necessary to meet the service requirements of its clients. The Company must continually identify, screen and retain qualified technical consultants to keep pace with increasing client demand for rapidly evolving technologies and changing client needs. In addition, because many of the technical consultants provided by the Company to its clients are not committed to provide their services exclusively to the Company, the Company must compete with other companies in a variety of industry segments seeking to engage the services of such personnel. Competition for individuals with proven technical skills is intense. The Company competes for such individuals with other providers of technical services, systems integrators, providers of outsourcing services, computer systems consultants, clients and temporary personnel agencies. In the past, the Company has experienced difficulties in identifying and retaining qualified technical consultants and has therefore been unable in certain instances to fill requests for services from clients. There can be no assurance that qualified technical consultants will be available to the Company in sufficient numbers. An inability to locate, retain and successfully place qualified technical consultants to fill client requests could have a material adverse effect on the Company's business, financial condition and results of operations.

Implementation of Business Strategy

                  The Company intends to expand its operations through the acquisition of additional IT consulting services businesses. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into the Company without substantial costs, delays or other operational or financial problems. Further, the Company's ability to manage future growth, if any, will depend significantly upon the Company's ability to integrate the Member Firms and any acquired businesses and develop Company-wide systems and operating procedures. Acquisitions may also involve a number of special risks, including diversion of management's attention, failure to retain key acquired personnel, risks associated with unanticipated events, circumstances or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's growth will therefore be dependent on a number of factors, including the hiring and training of qualified regional management personnel, the development and recruitment of a base of qualified technical consultants within a geographic market, the integration of new personnel into the Company's network of Member Firms and the Company's ability to initiate, develop and maintain client relationships. Further, if competition for acquisition candidates increases, the purchase price of such target companies may increase to the point that otherwise viable acquisitions become cost prohibitive. Client satisfaction or performance problems at a single acquired firm could have a material adverse impact on the reputation of the Company as a whole. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. The inability of the Company to implement and manage its acquisition strategy successfully may have an adverse effect on the future prospects of the Company.

Competition

                  The IT consulting services industry is highly competitive, fragmented and subject to rapid change. There are numerous other companies engaged in the Company's business, many of which have greater technical, financial or marketing resources than the Company. The market includes participants in a variety of market segments, including local, regional and national systems consulting and integration firms, professional service divisions of applications software firms, the professional service groups of computer equipment companies, management information outsourcing companies, certain "Big Six" accounting firms and general management consulting firms. Certain competitors operate in several of the Company's markets, and others may choose to enter the Company's markets in the future. In addition, the Company intends to enter new markets and offer new services by acquiring companies and expects that one or more of its competitors will have a presence in each of such new markets and are or will be providing such new services. The majority of the Company's competitors are smaller regional firms with a strong presence in their respective local markets. Further, many of the larger companies which have traditionally made up a substantial portion of the Company's target market have recently been consolidating their vendor lists to a smaller number of preferred service providers. To the extent the Company is unable to meet the necessary requirements of such larger companies and become a preferred service provider, its ability to attract and retain such clients will be adversely affected. As a result of these factors, the Company may lose clients or have difficulty acquiring new clients. An inability to compete successfully in its marketplace would have a material adverse effect on the Company's business, financial condition and results of operations.

                  In addition, the Company competes for qualified technical consultants and viable acquisition candidates. There can be no assurance that the Company will be successful in attracting, hiring and retaining such personnel or in implementing its acquisition program. See "Risk
Factors--Dependence   on  Availability  of  Qualified  Technical   Consultants"
and "Implementation of Business Strategy."

Need for Acquisition Financing

                  The Company currently intends to finance future acquisitions by using cash and/or shares of its Common Stock for all or a portion of the consideration to be paid, including the shares of Common Stock registered hereby. If the Common Stock does not maintain a sufficient value, or potential acquisition candidates are unwilling to accept Common Stock as part or all of the consideration for the sale of their businesses, the Company may be required to use more of its cash resources, if available, to initiate and maintain its acquisition program. If the Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through additional debt or equity financing. There can be no assurance that the Company will be able to obtain such financing if and when it is needed or that, if available, it will be available on terms the Company deems acceptable. As a result, the Company might be unable to successfully implement its acquisition strategy. The inability of the Company to implement and manage its acquisition strategy successfully may have an adverse effect on the future prospects of the Company.

                  The Company will also need additional funds to implement its acquisition and internal growth strategies. The Company has a line of credit facility for use for working capital and other general corporate purposes, which may include acquisitions. There can be no assurance, however, that the line of credit will be sufficient for the Company's needs.

Client Concentration; Absence of Long-Term Contracts

                  A relatively  small  number of clients has recently  accounted for a significant portion of the Company's revenues. For the nine months ended December 31, 1996, one client accounted for approximately 10% of the Company's revenues and 10 clients accounted for approximately 35% of the Company's revenues. Except for the Company's two largest clients which accounted for approximately 18% of the Company's revenues, no other client accounted for more than 3%. There can be no assurance that these clients will continue to engage the Company for additional projects or do so at the same revenue levels. In addition, a significant amount of the Company's revenues are primarily derived from services provided in response to client requests or on an assignment-by-assignment basis, and the Company's engagements, generally billed on a time and materials or arranged fee basis, are terminable at any time by clients, generally without penalty. There can be no assurance that existing clients will continue to use the Company's services at historical levels, if at all. Loss of a major client could have a material adverse effect on the Company's business, financial condition and results of operations.

Year 2000 Conversion Efforts

                  As the Year 2000 approaches, many date sensitive computer applications will fail because they are unable to process dates properly beyond December 31, 1999. Businesses will thus be required to devote significant resources to converting their information systems over the next three years. In the event that Year 2000 conversions result in a significant increase in competition for technical consultants or the Company's clients devote substantial resources to such conversions and decrease their expenditures on projects worked on by the Company's technical consultants, the Company's business, financial condition and results of operations may be materially adversely affected.

Possible Volatility of Stock  Price

                  The Company's revenues, gross margin and operating margin for any particular quarter are generally affected by staffing mix and billing rates, resource requirements, marketing activities and the timing and size of engagements. Results for any quarter are not necessarily indicative of the results that the Company may achieve for any subsequent fiscal quarter or for a full fiscal year and may cause the market price of the Common Stock to fluctuate, perhaps substantially. In addition, in recent years the stock market in general, and the shares of high growth companies in particular, have experienced extreme price fluctuations, often for reasons unrelated to the performance of a particular company's business. These broad market and industry fluctuations may adversely affect the market price of the Common Stock.

Employment Liability Risks

                  Service providers such as the Company are in the business of employing people and placing them in the workplace of other businesses. An attendant risk of such activity includes possible claims of discrimination and harassment, employment of illegal aliens and other similar claims. A failure to avoid these risks may result in negative publicity for the Company and the payment by the Company of money damages or fines. Although the Company historically has not had any significant problems in this area, there can be no assurance that the Company will not experience such problems in the future.

                  The Company is also exposed to liability with respect to actions taken by its employees while on assignment, such as damages caused by employee errors, misuse of client-proprietary information or theft of client property. Due to the nature of the Company's assignments and the potential liability with respect thereto, there can be no assurance that any insurance maintained by the Company will be adequate to cover any such liability. To the extent that such insurance is not sufficient in amount or scope to cover a loss, the Company's business, financial condition and results of operations could be materially adversely affected.

Reliance on Key Personnel; Management of Technical Consultants

                  The Company's operations are dependent on the continued efforts of its executive officers and on the senior management of the Member Firms. While the Company has entered into employment agreements with certain of these individuals, there can be no assurance that any individual will continue in his or her present capacity with the Company for a specified period. The Company also expects that in order to pursue its business strategy successfully, it will be required to hire additional management personnel at regional levels to implement adequate Company-wide systems and controls at each of the Member Firms. If the Company is unable to hire, train and integrate new management personnel effectively, or if such personnel are unable to achieve anticipated performance levels, the Company's business, financial condition and results of operations could be adversely affected. Furthermore, the Company will likely be dependent on the senior management of businesses, if any, that may be acquired in the future. If any of these people become unable to continue in their present roles, or if the Company is unable to attract and retain other skilled employees, the Company's business or prospects could be adversely affected. The Company does not own and does not intend to obtain key man life insurance covering any of its executive officers or other members of senior management.

                  In addition, the Company's staff includes a number of highly qualified technical consultants who have a broad range of career opportunities. The Company believes that its ability to retain such individuals and attract additional qualified technical consultants depends significantly on the freedom such persons are given to pursue their individual objectives within the Company and on a compensation system that motivates and rewards individual achievements. To the extent that such an environment were to result in a lack of coordination of projects or in competition among professionals or working groups, or were the Company to lose such personnel or be unable to identify, hire and retain additional technical consultants, the quality of the Company's services could suffer. In such event, the Company's business, financial condition and results of operations could be materially adversely affected.

Shares Eligible for Future Sale

                  The market price of the Common Stock could be adversely affected by the sale of substantial amounts of Common Stock in the public market.

                  The Company issued 2,725,500 shares of Common Stock in the IPO, all of which may be sold in the public market. In addition, simultaneously with the closing of the IPO, the stockholders of the Founding Companies received, in the aggregate, 2,906,875 shares of Common Stock (not including 300,000 shares of Common Stock sold by one selling stockholder in the IPO) as a portion of the consideration for their businesses and James R. Lavelle, Chairman of the Board and Chief Executive Officer of the Company, received 238,732 shares of Common Stock. In addition, the Company issued an aggregate of 3,435,211 shares of Common Stock to the stockholders of the Subsequent Acquisitions as consideration for their businesses. Except for the 3,435,211 shares issued to the stockholders of the Subsequent Acquisitions, none of the aforementioned shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, may not be resold except in transactions registered under the Securities Act or pursuant to an exemption therefrom. Certain stockholders of the Founding Companies who received shares of Common Stock have piggyback registration rights with respect to such shares. Such piggyback registration rights do not give such stockholders the right to include any of their shares in any shelf registration to register shares to be used solely in connection with acquisitions, such as the Registration Statement of which this Prospectus forms a part.

Anti-Takeover Provisions

                  The Board of Directors of the Company is empowered to issue up to 500,000 shares of preferred stock, and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank-check" preferred stock, and any issuance thereof, may have an adverse effect on the market price of the Common Stock. The Company's Certificate of Incorporation provides for a "staggered" Board of Directors, which may also have the effect of inhibiting a change of control of the Company and may have an adverse effect on the market price of the Common Stock.


                    DESCRIPTION OF CAPITAL STOCK

General

         The Company's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $0.01 per share, and 500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"). As of March 14, 1997, the Company had outstanding 9,697,369 shares of Common Stock and no shares of Preferred Stock. As of March 14, 1997, there were 96 record holders of Common Stock.


Common Stock

         The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors.

         Subject to the rights of any then-outstanding shares of Preferred Stock, the holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company. All outstanding shares of Common Stock are, and the shares of Common Stock to be issued pursuant to this Prospectus will be, upon payment therefor, fully paid and non-assessable.

         The Common Stock is traded on the Nasdaq National Market under the symbol "COTL."

Preferred Stock

         Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock of any class or series.

         One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

Transfer Agent and Registrar

         The Transfer Agent and Registrar for the Common Stock is The First National Bank of Boston.


                        PLAN OF DISTRIBUTION

     The Company will issue shares of Common Stock from time to time in connection with the acquisition by the Company of other businesses or assets. It is expected that the terms of the acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or assets to be merged with or acquired by the Company. No underwriting discounts or commissions will be paid, although finder's fees may be paid from time to time with respect to specific mergers or acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act.


                          LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus has been passed upon for the Company by Morgan, Lewis & Bockius LLP, New York, New York.


                           EXPERTS

         The consolidated financial statements of Cotelligent Group, Inc. as of March 31, 1996 and 1995 and for each of the three years in the period ended March 31, 1996, the financial statements of Pittsburgh Business Consultants, Inc. as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, the financial statements of JasTech, Inc. as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995, the financial statements of ESP Software Services, Inc. as of December 1995 and 1994 for each of the two years in the period ended December 31, 1995, the financial statements of INNOVA Solutions, Inc. as of December 31, 1995 and 1994 and for each of the two years in the period ended December 31, 1995 and the combined financial statements of the Combined Predecessor Companies, the consolidated financial statements of Financial Data
Services,   Inc.,  the financial statements of BFR Co., Inc., the combined financial statements of Data Arts & Sciences, Inc. and the financial statements of Chamberlain Associates, Inc. as of March 31, 1995 and 1994 and for each of the two years in the period ended March 31, 1995 and for the period April 1, 1995 through February 19, 1996 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on authority of said firm as experts in auditing and accounting.

     No dealer, representative or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that the information contained herein is correct as of any date subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.


                        -------------------------
                              TABLE OF CONTENTS
                        -------------------------


Available Information...............................3         Risk Factors........................................6
Incorporation of Certain Information by Reference...3         Description of Capital Stock.......................10
The Company.........................................4         Plan of Distribution...............................11
Recent Acquisitions.................................5         Legal Matters......................................11
                                                              Experts............................................11


                                 PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

                  The Company's By-laws provide that the Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

                  Section 145 of the General Corporation Law of the State of Delaware permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

                  Article Seven of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (d) for transactions from which directors derive improper personal benefit.

                  In accordance with Delaware law, the Company has entered into indemnification agreements with its directors, pursuant to which it has agreed to pay certain expenses, including attorneys' fees, judgments, fines and amounts paid in settlement incurred by such directors in connection with certain actions, suits or proceedings. These agreements require directors to repay the amount of any expenses advanced if it shall be determined that they shall not have been entitled to indemnification.

         The Company maintains liability insurance for the benefit of its directors and officers.

Item 21.  Exhibits and financial Statement Schedules

         Exhibit
         Number           Description
         3.1              Certificate of Incorporation of Cotelligent (Exhibit 3.1 of the Registration Statement
                          on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

                         II-2

         Exhibit
         Number           Description

         3.2              By-laws of Cotelligent (Exhibit 3.2 of the Registration Statement on Form S-1 (File No.
                          33-80267) effective February 16, 1996, is hereby incorporated by reference)

         4.1              Form of certificate evidencing ownership of Common Stock of Cotelligent (Exhibit 4.1 of the Registration Statement on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

         5.1              Opinion of Morgan, Lewis & Bockius LLP*

         10.1             Form of Employment Agreement between Cotelligent and James R. Lavelle

         10.2             Form of Employment Agreement between Cotelligent and Michael L. Evans

         10.3             Form of Employment Agreement between Cotelligent and Daniel E. Jackson

         10.4             Form of Employment Agreement among  BFR Co., Inc., Cotelligent and Jeffrey J. Bernardis

         10.5             Form of Employment Agreement among Chamberlain Associates, Inc., Cotelligent and John
                          E. Chamberlain

         10.6             Form of Employment Agreement among Chamberlain Associates, Inc., Cotelligent and Linda
                          M. Cassell

         10.7             Form of Employment Agreement among Data Arts & Sciences Inc., Cotelligent and John
                          C. Travers

         10.8             Cotelligent 1995 Long-Term Incentive Plan (Exhibit 10.9 of the Registration Statement
                          on Form S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

         10.9             Lease Agreement between BFR Properties and BFR Co., Inc. effective April 1, 1995 at 7
                          Clyde Road  (Exhibit 10.9 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

         10.10            Lease Agreement between BFR Properties and BFR Co., Inc. effective April 1, 1995 at 31
                          Clyde Road (Exhibit 10.10 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)


                                   II-3

         Exhibit
         Number           Description

         10.11            Lease Agreement between Quinlan Properties, L.P. and BFR Co., Inc. effective December
                          29, 1995 (Exhibit 10.11 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

         10.12            Sublease Agreement between San Francisco Satellite Center and Cotelligent effective
                          March 1, 1996 (Exhibit 10.12 to the Form 10-K for the year ended March 31, 1996 is hereby incorporated by reference)

         10.13            Business Loan Agreement between Cotelligent and U.S. Bank of Washington, National
                          Association effective May 1, 1996 (Exhibit 10.13 to the Form 10-K for the year ended
                          March 31, 1996 is hereby incorporated by reference)

         10.14            Business Loan Agreement between Cotelligent and U.S. Bank of Washington, National
                          Association effective October  4, 1996.  (Exhibit 10 to Form 10-Q for the period ended
                          September 30, 1996 is hereby incorporated by reference)

         21               List of subsidiaries of Cotelligent

         23.1             Consent of Price Waterhouse LLP

         23.2             Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)*

         24               Power of Attorney*
         -------------------
         *Previously filed

Item 22.  Undertakings

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which any offers or sales are being made, a post-effective amendment to the registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any other material change to such information in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein and the offering of such securities at the time may be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities which are being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) As follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

         (6) That every prospectus (i) that is filed pursuant to paragraph (6) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bon a fide offering thereof.

         (7) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved there, that was not the subject of and included in the registration statement when it became effective.

         (9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed by the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 1 on Form S-4 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on this 19th day of March 1997.


                                     COTELLIGENT GROUP, INC.



                                     By:   /s/  JAMES R. LAVELLE
                                           ---------------------
                                           James R. Lavelle
                                           Chairman of the Board and Chief
                                             Executive Officer

Signature                                   Capacity In Which Signed                    Date

/s/  JAMES R. LAVELLE                       Chairman of the Board and                   March 19, 1997
------------------------------------
         James R. Lavelle                   Chief Executive Officer


/s/  DANIEL E. JACKSON                      Senior Vice President, Corporate            March 19, 1997
------------------------------------         Development, General Counsel,
         Daniel E. Jackson                   Secretary and Acting Chief Financial
                                             Officer (Principal Financial Officer)


/s/ CURTIS J. PARKER                        Vice President, Chief Accounting            March 19, 1997
------------------------------------         Officer (Principal Accounting
         Curtis J. Parker                    Officer)



/s/  MICHAEL L. EVANS                       Director                                    March 19, 1997
------------------------------------
         Michael L. Evans



                                            Director                                    March , 1997
------------------------------------
         Daniel M. Beals



                                            Director                                    March ,  1997
------------------------------------
        Jeffrey J. Bernardis







                                   II-6




Signature                                   Capacity In Which Signed                    Date



*                                           Director                                    March 19,  1997
----------------------------------
         Linda M. Cassell



*                                           Director                                    March 19,  1997
----------------------------------
         John E. Chamberlain



                                            Director                                    March,  1997
---------------------------------
         Anthony M. Frank



*                                           Director                                    March 19,  1997
---------------------------------
         B. Tom Green



*                                           Director                                    March 19,  1997
---------------------------------
         Harvey L. Poppel



                                            Director                                    March ,  1997
--------------------------------
         John C. Travers



*By:  /s/ James R. Lavelle
      -------------------------
         Attorney-In-Fact

                                      INDEX TO EXHIBITS

Exhibit
Number            Description

  3.1             Certificate of  Incorporation of Cotelligent  (Exhibit 3.1 of the Registration  Statement on Form
                  S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

  3.2             By-laws  of  Cotelligent  (Exhibit  3.2 of the  Registration  Statement  on Form  S-1  (File  No.
                  33-80267) effective February 16, 1996, is hereby incorporated by reference)

  4.1             Form of  certificate  evidencing  ownership  of Common Stock of  Cotelligent  (Exhibit 4.1 of the
                  Registration  Statement on Form S-1 (File No.  33-80267)  effective  February 16, 1996, is hereby incorporated by reference)

  5.1             Opinion of Morgan, Lewis & Bockius LLP*

  10.1            Form of  Employment  Agreement  between  Cotelligent  and James R. Lavelle

  10.2            Form of  Employment  Agreement  between  Cotelligent  and Michael L. Evans

  10.3            Form of  Employment  Agreement  between  Cotelligent  and Daniel E. Jackson

  10.4            Form of Employment  Agreement among BFR Co., Inc.,  Cotelligent  and Jeffrey J. Bernardis

  10.5            Form of  Employment  Agreement  among  Chamberlain  Associates,  Inc.,  Cotelligent  and  John E.
                  Chamberlain

  10.6            Form of  Employment  Agreement  among  Chamberlain  Associates,  Inc.,  Cotelligent  and Linda M.
                  Cassell

  10.7            Form of Employment Agreement among Data Arts & Sciences Inc., Cotelligent and John
                  C. Travers

  10.8            Cotelligent 1995 Long-Term Incentive Plan (Exhibit 10.9 of the Registration Statement on Form
                  S-1 (File No. 33-80267) effective February 16, 1996, is hereby incorporated by reference)

  10.9            Lease  Agreement  between BFR  Properties  and BFR Co., Inc.  effective  April 1, 1995 at 7 Clyde
                  Road  (Exhibit  10.9 to the Form 10-K for the year ended  March 31,  1996 is hereby  incorporated by reference)

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  10.10           Lease  Agreement  between  BFR  Properties  and BFR Co.,  Inc.
                  effective April 1, 1995 at 31 Clyde Road (Exhibit 10.10 to the
                  Form  10-K  for the  year  ended  March  31,  1996  is  hereby incorporated by reference)

  10.11           Lease Agreement between Quinlan  Properties,  L.P. and BFR Co., Inc.  effective December 29, 1995
                  (Exhibit  10.11 to the Form 10-K for the year  ended  March 31,  1996 is hereby  incorporated  by reference)

  10.12           Sublease  Agreement  between San Francisco  Satellite  Center and Cotelligent  effective March 1,
                  1996  (Exhibit  10.12 to the Form 10-K for the year ended March 31,  1996 is hereby  incorporated by reference)

  10.13           Business Loan Agreement  between  Cotelligent and U.S. Bank of Washington,  National  Association
                  effective  May 1, 1996  (Exhibit  10.13 to the Form  10-K for the year  ended  March 31,  1996 is hereby incorporated by reference)

  10.14           Business Loan Agreement  between  Cotelligent and U.S. Bank of Washington,  National  Association
                  effective October  4, 1996.

  21              List of subsidiaries of Cotelligent

  23.1            Consent of Price Waterhouse LLP

  23.2            Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)*

  24              Power of Attorney*
  -------------------
  *Previously filed


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